UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 2, 2007

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2007, the Board of Directors of TETRA Technologies, Inc. (“TETRA” or the “Company”) increased the size of the Board of Directors from eight to nine members, and appointed William D. Sullivan as a member of the Board of Directors to fill the vacancy created by the increase. Mr. Sullivan shall serve until the Annual Meeting of Stockholders in 2008 or until his successor has been duly elected and qualified. At this time, no determination has been made as to the Committee or Committees of TETRA’s Board of Directors on which Mr. Sullivan will serve.

Mr. Sullivan’s compensation for his services as a director will be consistent with that of the Company’s other nonemployee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2007 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Other than the compensation arrangements described above, there are no arrangements or understandings between Mr. Sullivan and any other person pursuant to which he was appointed as a Director.

A copy of the press release announcing Mr. Sullivan’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 8, 2007, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: August 8, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 8, 2007, issued by TETRA Technologies, Inc.